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                                   EXHIBIT 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

         The table below sets forth our significant subsidiaries, all of which are 100% owned by James Hardie Industries N.V., either directly or indirectly.

                                                     JURISDICTION OF
NAME OF COMPANY                                       ESTABLISHMENT
---------------                                      ---------------
Artisan Roofing Products LLC                          United States
James Hardie Australia Pty Ltd                          Australia
James Hardie Building Products Canada Inc.               Canada
James Hardie Building Products Inc.                   United States
James Hardie Europe B.V.                               Netherlands
James Hardie Fibre Cement Pty Ltd                       Australia
James Hardie Fibrocementos Limitada                       Chile
James Hardie International Finance B.V.                Netherlands
James Hardie New Zealand Ltd                           New Zealand
James Hardie Philippines Inc.                          Philippines
James Hardie Research Pty Ltd                           Australia